Exhibit 3.50

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 05/05/2011
FILED 05:02 PM 05/05/2011
SRV 110500300 - 3013813 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

WORLD COLOR (USA) HOLDING COMPANY

World Color (USA) Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of said Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended, effective May 6, 2011 at 12:01 AM CDT, by deleting Article FIRST thereof and inserting in its place the fallowing:

FIRST

The name of the Corporation is Quad/Graphics Holding Company

SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall become effective on May 6, 2011 at 12:01 AM CDT.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed this 2nd day of May, 2011.

/s/ Andrew Schiesl
Andrew Schiesl
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:49 PM 07/22/2009
FILED 06:18 PM 07/22/2009
SRV 090720368 - 3013813 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NOVINK (USA) HOLDING COMPANY

*****

Novink (USA) Holding Company, a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: Article First of the Certificate of incorporation of Novink (USA) Holding Company is hereby deleted and a new Article First is hereby substituted therefore as follows:

FIRST

The name of the corporation is World Color (USA) Holding Company (the “Corporation”).

SECOND: The Board of Directors of Novink (USA) Holding Company, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth the foregoing amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the sole stockholder of said corporation for consideration thereof.

THIRD: Thereafter, pursuant to resolution of its Board of Directors, the amendment was submitted to and approved by written consent of the sole stockholder of said corporation.

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Novink (USA) Holding Company has caused this certificate of amendment to be signed by its duly authorized officer of this 22 day of July, 2009.

NOVINK (USA) HOLDING COMPANY

By:	/s/ Marie-E. Chlumecky
Name:	Marie-E. Chlumecky
Title:	Corporate Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:32 PM 07/08/2009
FILED 06:05 PM 07/08/2009
SRV 090683645 - 3013813 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QUEBECOR PRINTING HOLDING COMPANY

*****

Quebecor Printing Holding Company, a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: Article First of the Certificate of Incorporation of Quebecor Printing Holding Company is hereby deleted and a new Article First is hereby substituted therefore as follows:

FIRST

The name of the corporation is Novink (USA) Holding Company (the “Corporation”).

SECOND: Article Fourth of the Certificate of Incorporation of Quebecor Printing Holding Company is hereby deleted and a new Article Fourth is hereby substituted therefore as follows:

FOURTH

The total number of shares of stock which the Corporation shall have the authority to issue is Three Thousand (3,000) shares of common stock, with a par value of One Dollar ($1.00) per share.

A.                                    The corporation shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101-1532, as in effect on the date hereof.

B.                                    Reverse Stock Split. At the time this amendment becomes effective (the “Effective Date”), each share of Common Stock issued and outstanding immediately prior to the Effective Date (referred to in this Paragraph F as the “Old Common Stock”) automatically and without any action on the part of the holder thereof will be reclassified and changed into one-thousandth of a share of Common Stock, par value $1.00 per share (referred to in this Paragraph F as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the

State of Delaware
Secretary of State
Division of Corporations
FILED 03:00 PM 03/08/1999
9910089621 - 3013813

CERTIFICATE OF INCORPORATION

OF

QUEBECOR PRINTING HOLDING COMPANY

FIRST

The name of the corporation is Quebecor Printing Holding Company (the “Corporation”).

SECOND

The address of its registered office in the State of Delaware is 300 Delaware Avenue, 9th Floor–DE5403, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address it Griffin Corporate Services, Inc.

THIRD

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH

The total number of shares of stock which the Corporation shall have the authority to issue is Three Thousand (3,000) shares, of which Two Thousand (2,000) shall be designated Common Stock, par value $1.00, and One Thousand (1,000) shall be designated Preferred Stock without par value.

The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of Preferred Stock are:

A.            Rank. The Preferred Stock will rank with respect to dividend rights and rights on liquidation, winding up and dissolution senior to the Common Stock. Any distribution made pursuant to dividend rights or rights on liquidation, winding up, or dissolution will be made to the holders of the Corporation’s securities in accordance with the relative priorities set forth above.

B.            Dividends.

General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the DGCL, the Corporation will pay an annual dividend of 9% of the Liquidation Value (as defined in Section C) on each share of Preferred Stock (a “Share”), Dividends upon the Preferred Stock will be non-

cumulative, whether or not in any fiscal year there shall be net income or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Preferred Stock, unpaid dividends shall not accumulate, so that no sums in any later years shall be paid to the holders of the Preferred Stock with respect to any prior year or years when dividends were not paid, and so that in no event shall the holders of the Preferred Stock receive dividends of more than 9% in any fiscal year.

C.            Liquidation. The Liquidation Value, in relation to each Share, shall be $100. Upon any liquidation, dissolution or winding up the Corporation (Whether voluntary or involuntary), each holder of Preferred Stock will be entitled to be paid before any distribution or payment is made upon any Common Stock, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus any declared and unpaid dividends thereon). Upon such payment, the holders of Preferred Stock will not be entitled to receive any further payment from the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section C, then the entire assets available to be distributed to the Corporation’s stockholders will be distributed pro rata among the holders of the Preferred Stock based upon the aggregate Liquidation Value (plus any declared and unpaid dividends) of the Preferred Stock held by each such holder. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section C.

D.            Redemption. To the extent permitted under the DGCL, the Preferred Stock shall be redeemable at the Liquidation Value (plus any declared and unpaid dividends) at any time at the discretion of the Corporation.

E.            Voting Rights. Except as otherwise may be required by the DGCL, the holders of Preferred Stock will not be entitled to notice of any meeting of the stockholders of the Corporation and will not be entitled to vote, together with any other stockholders or as a separate class, on any manor to be voted on by the Corporation’s stockholders.

FIFTH

The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Laurol Wellington	National Corporate Research, Ltd. 225 West 34th Street, Suite 910 New York, New York 10122

2

SIXTH

The Corporation is to have perpetual existence.

SEVENTH

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

EIGHTH

Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

NINTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duly of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

3